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                                                                      Exhibit 23




INDEPENDENT AUDITORS' CONSENT


Applied Industrial Technologies, Inc.

We consent to the incorporation by reference in Registration Statement Nos. 33-42623, 33-43506, 33-53401, 33-60687, 33-65509, 33-65513, 333-83809, and
333-69002 of Applied Industrial Technologies, Inc. on Forms S-8 of our reports dated August 6, 2002, appearing in and incorporated by reference in this Annual Report on Form 10-K of Applied Industrial Technologies, Inc. for the year ended June 30, 2002.


/s/ Deloitte & Touche LLP

Cleveland, Ohio
September 18, 2002